                                                              Exhibit 99.B(m)(2)

                               AMENDED APPENDIX A

                               WITH RESPECT TO THE

                                DISTRIBUTION PLAN

                                       FOR

                                  ING GET FUND

SERIES                                         MAXIMUM SERVICE FEES
------                                         --------------------
                                   (as a percentage of average daily net assets)
Series P-V                                            0.25%